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                             ARTHUR ANDERSEN LLP


                      CONSENT OF INDEPENDENT ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated January 10, 1996 included in The Hibernia Savings Bank's Annual Report for the year ended December 31, 1995 and to all references to our firm included in this registration statement.



Boston, Massachusetts                     /s/ ARTHUR ANDERSEN LLP
October 30, 1996